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                                                                     Exhibit 5.1

                                                               December 31, 2002


eUniverse, Inc.
3030 Center Drive, Suite 300
Los Angeles, California  90045

         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by eUniverse, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on or about December 31, 2002, in connection with the registration under the Securities Act of 1933, as amended, of 1,250,000 shares of your Common Stock, $.001 par value (the "Shares"), which are reserved for issuance pursuant to the Company's 2002 Employee Stock Purchase Plan (the "Plan"). As your legal counsel in connection with this transaction, we have examined the proceedings taken or proposed to be taken by you in connection with the issuance, sale and payment of consideration for the Shares to be issued under the Plan.

        It is our opinion that, upon completion of the proceedings being taken or contemplated to be taken by the Company prior to the issuance and sale of the Shares pursuant to the Plan, the Shares, when issued and sold in the manner referred to in the Plan, will be legally and validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof under the laws of the State of Delaware.

        We consent to the use of this opinion as an exhibit to the Registration Statement and any subsequent amendment thereto.

                                                   Very truly yours,

                                                   Martin, Lucas & Chioffi, LLP


                                                   By: /s/ Christopher G. Martin
                                                   -----------------------------
                                                   Christopher G. Martin
                                                   Managing Partner